                                                               EXHIBIT 99(a)(14)


                                    ProFunds

                         Amended Designation of Series


     The undersigned, being all of the Trustees of ProFunds (the "Trust"), a Delaware business trust, acting pursuant to Section 4.9.2 of the Amended and Restated Declaration of Trust dated October 28, 1997, hereby redesignate the shares of beneficial interest of twenty-five series of shares of the Trust, without in any way changing the rights or privileges of any such series or its shareholders, as follows:

                 Former Designation                                    New Designation
                 ------------------                                    ---------------
Airline ProFund                                        Airlines ProFund
Banking ProFund                                        Banks ProFund
Entertainment and Leisure UltraSector  ProFund         Entertainment & Leisure UltraSector ProFund
Oilfield Equipment and Services UltraSector            Oilfield Equipment & Services UltraSector
ProFund                                                ProFund
Airlines Sector ProFund VP                             ProFund VP Airlines
Banking Sector ProFund VP                              ProFund VP Banks
Basic Materials Sector ProFund VP                      ProFund VP Basic Materials
Biotechnology Sector ProFund VP                        ProFund VP Biotechnology
Consumer Cyclical Sector ProFund VP                    ProFund VP Consumer Cyclical
Consumer Non-Cyclical Sector ProFund VP                ProFund VP Consumer Non-Cyclical
Energy Sector ProFund VP                               ProFund VP Energy
Entertainment and Leisure Sector ProFund VP            ProFund VP Entertainment & Leisure
Financial Sector ProFund VP                            ProFund VP Financial
Healthcare Sector ProFund VP                           ProFund VP Healthcare
Industrial Sector ProFund VP                           ProFund VP Industrial
Internet Sector ProFund VP                             ProFund VP Internet
Oilfield Equipment and Services Sector ProFund VP      ProFund VP Oilfield Equipment & Services
Pharmaceuticals Sector ProFund VP                      ProFund VP Pharmaceuticals
Precious Metals Sector ProFund VP                      ProFund VP Precious Metals
Real Estate Sector ProFund VP                          ProFund VP Real Estate
Semiconductor Sector ProFund VP                        ProFund VP Semiconductor
Technology Sector ProFund VP                           ProFund VP Technology
Telecommunications Sector ProFund VP                   ProFund VP Telecommunications
Utilities Sector ProFund VP                            ProFund VP Utilities
Wireless Communications Sector ProFund VP              ProFund VP Wireless Communications

IN WITNESS WHEREOF, the undersigned have executed this instrument the 1st day of May, 2001.
                              ____________________________________
                              Michael Sapir, as Trustee

                              ____________________________________
                              Russell S. Reynolds, III, as Trustee

                              ____________________________________
                              Michael Wachs, as Trustee